Exhibit 10.35

*** Indicates a portion of the exhibit has been omitted based on a request for confidential treatment submitted to the Securities and Exchange Commission. The omitted portions have been filed separately with the Commission.

TERMINATION OF SUPPLY AGREEMENT

AND RELEASE

THIS TERMINATION OF SUPPLY AGREEMENT AND RELEASE (this “Termination Agreement”) is made as of December 31, 2010, by and between Crown Cork & Seal USA, Inc. (“Crown”), and Cott Corporation (“Cott”).

BACKGROUND

A. Crown and Cott are parties to a certain Supply Agreement executed November 12, 2003 and effective as of January 1, 2002, as amended (the “Agreement”), pursuant to which Crown supplies and Cott purchases aluminum beverage cans.

B. The parties desire to terminate the Agreement, effective December 31, 2010.

NOW, THEREFORE, in consideration of the agreements set forth below, intending to be legally bound, the parties agree as follows:

1. Termination of Agreement. The Agreement is terminated as of December 31, 2010 (the “Termination Date”). The termination of the Agreement shall not affect each party’s continuing obligations of confidentiality under the Agreement, or any other obligations that, by their terms, are intended to survive termination of the Agreement.

2. [***]

3. General Mutual Release. Crown, for itself, its affiliates, subsidiaries, successors, and assigns, and their respective directors, officers, agents, attorneys and employees, hereby releases and forever discharges Cott, its affiliates, subsidiaries, [***] successors and assigns, and their respective directors, officers, agents, attorneys and employees, from any and all claims, liabilities, causes of action, demands, damages, and remedies which Crown has, has had or may in the future have against such parties arising from any and all actions, omissions, occurrences or events of any kind and nature related to the Agreement, occurring on or before the date hereof, excluding claims against Cott for the payment for product and breaches of any confidentiality commitments or other provisions intended to survive the Supply Agreement.

Cott, for itself, its affiliates, subsidiaries, [***], successors, and assigns, and their respective directors, officers, agents, attorneys and employees, hereby releases and forever discharges Crown, its affiliates, subsidiaries, successors and assigns, and their respective directors, officers, agents, attorneys and employees, from any and all claims, liabilities, causes of action, demands, damages, and remedies which Cott has, has had or may in the future have against such parties arising from any and all actions, omissions, occurrences or events of any kind and nature related to the Agreement, occurring on or before the date hereof, excluding warranty and indemnity claims for products and breaches of any confidentiality commitments or other provisions intended to survive the Supply Agreement.

4. Confidentiality: Crown and Cott mutually covenant and agree that the terms of this Termination Agreement shall be kept strictly confidential and that neither they nor their agents, employees, attorneys, officers or directors shall disclose such information to any other person without the prior written consent of the other party, except to the extent that such disclosure (a) shall be required by law or court order, including any SEC or other financial disclosure or tax reporting obligation; or (b) is made upon the request of a party’s accountant or auditor or insurer, who first agrees to maintain the confidentiality of this Agreement. In the event that any party is required by law or court order to disclose this Agreement, it shall, prior to such disclosure, provide the other party with prior written notice and a reasonable opportunity to challenge such disclosure by appropriate measures, provided such notice and opportunity to challenge are not prohibited by law or court order. Such notice shall set forth the information about this Agreement that the party proposes to disclose, the identity of each person to whom the information is to be disclosed, the statute or legal authority purportedly requiring the disclosure, and the circumstances pursuant to which disclosure is proposed to be made.

5. Governing Law. This Termination Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby attorn to the non-exclusive jurisdiction of the courts of the State of New York.

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Termination Agreement as of the date first written above.

CROWN CORK & SEAL USA, INC.		COTT CORPORATION

By:	/s/ Thomas T. Fischer	By:	/s/ William Reis
Name:	Thomas T. Fischer	Name:	William Reis
Title:	Vice President	Title:	Chief Procurement Officer

		By:	/s/ Roger L. Shepard
		Name:	Roger L. Shepard
		Title:	Vice President - Global Procurement

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